UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 1, 2005
Commission File Number 333-112528
Vought Aircraft Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	75-2884072
(State or other jurisdiction of incorporation or	(I.R.S. Employer
organization)	Identification Number)
9314 West Jefferson Boulevard M/S 2-01
Dallas, Texas 75211
(972) 946-2011
(Address of principal executive offices and telephone number)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     In connection with the retirement of four directors as further described in Item 5.02(b) below, on September 1, 2005, Vought Aircraft Industries, Inc. (the “Company”) entered into agreements with Thomas Corcoran and Kenneth Cannestra, two of the retiring Directors, concerning satisfaction of their compensation in connection with their service on the Board. In addition, as the Company’s equity interests are privately held and illiquid, the Company has agreed in its agreement with Mr. Corcoran to repurchase Mr. Corcoran’s equity interest in the Company. The aggregate payments to these two retiring Directors in connection with such agreements total less than $200,000.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(a)	Not applicable.

(b)	Four long-standing members of the Board of Directors of Vought Aircraft Industries, Inc. (the “Company”) have retired from the Board of Directors of the Company, effective September 1, 2005: Kenneth Cannestra, 74; Thomas Corcoran, 61; William McMillan, 70; and Gordon Williams, 73. Mr. McMillan and Mr. Williams have each assumed the status of Director Emeritus, and will be available in that capacity to advise the Board of Directors from time to time. Although no time frame has been established, the Company contemplates identifying one or more individuals to fill vacancies created by the retiring Directors.

(c)	Not applicable.

(d)	Not applicable.

SIGNATURES
     Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOUGHT AIRCRAFT INDUSTRIES, INC.
Date: September 8, 2005	/s/ Lloyd R. Sorenson
Lloyd R. Sorenson
Executive Vice President and Chief Financial Officer